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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in the Registration Statement of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-4 being filed under the Securities Act of 1933, as amended, of our report dated February 21, 1997 on our audits of the separate and combined consolidated financial statements and financial statement schedules as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, appearing in the Joint Annual Report on Form 10-K, as amended, of Starwood Lodging Trust and Starwood Lodging Corporation (collectively, the "Company") for the year ended December 31, 1996, of our report dated August 29, 1997 (except for Note 9 for which the date is September 10, 1997) on our audit of the combined financial statements of The Flatley Hotels as of December 31, 1996 and for the year then ended, appearing in the Company's Joint Current Report on Form 8-K dated September 10, 1997 and of our report dated February 6, 1997, on our audit of the consolidated financial statements of Westport Holdings, L.L.C., as of January 2, 1997, and for the year then ended, appearing in the Company's Joint Current Report on Form 8-K dated February 10, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
November 4, 1997